Form N-SAR

Name of Registrant:		SunAmerica Series Trust

Name of Portfolio:		Technology Portfolio

Issuer:						Ipass, Inc.

Date of Offering:				07/23/03

Principal Amount of Total Offering:		$98,000,000

Unit Price:					$14.00

Underwriting Spread or Commission:		$0.98/ Share

Dollar Amount of Purchase:			$4,200

Number of Shares Purchased:			300 Shares

Offering Type:					U. S. Registered

Years of Continuous Operations:		The company has been in
continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:		Pacific Crest

Underwriting Syndicate Members:	Morgan Stanley, Credit
Suisse First Boston,
Thomas Weisel Partners &
SG Cowen
























Name of Registrant:		SunAmerica Series Trust

Name of Portfolio:		Technology Portfolio

Issuer:						Amphenol, Inc.

Date of Offering:				08/15/03

Principal Amount of Total Offering:		$435,000,000

Unit Price:					$50.00

Underwriting Spread or Commission:		$1.98/ Share

Dollar Amount of Purchase:			$105,000

Number of Shares Purchased:			2100 Shares

Offering Type:					U. S. Registered

Years of Continuous Operations:		The company has been in
continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:		Merrill Lynch & co.

Underwriting Syndicate Members:	Morgan Stanley, Citigroup